MORRISON RESTAURANTS INC.
                 EXECUTIVE LIFE INSURANCE PLAN

                       TABLE OF CONTENTS


I.   PURPOSE. . . . . . . . . . . . . . . . . . . . . . . .

II.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .

III. PARTICIPATION. . . . . . . . . . . . . . . . . . . . .

IV.  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . .

V.   DIVIDENDS OR CREDITED INTEREST . . . . . . . . . . . .

VI.  OWNERSHIP. . . . . . . . . . . . . . . . . . . . . . .

VII. COLLATERAL ASSIGNMENT OF SECURITY INTEREST . . . . . .

VIII.ANNUAL BENEFIT . . . . . . . . . . . . . . . . . . . .

IX.  ENFORCEMENT OF COLLATERAL ASSIGNMENT . . . . . . . . .

X.   TAX LIABILITY AND WITHHOLDING. . . . . . . . . . . . .

XI.  BENEFICIARY DESIGNATION. . . . . . . . . . . . . . . .

XII. ERISA PLAN . . . . . . . . . . . . . . . . . . . . . .

XIII.ADMINISTRATION OF THE PLAN . . . . . . . . . . . . . .

XIV. CLAIM REVIEW PROCEDURE . . . . . . . . . . . . . . . .

XV.  LIMITATION OF ASSIGNMENT . . . . . . . . . . . . . . .

XVI. LIMITATION OF RIGHTS . . . . . . . . . . . . . . . . .

XVII.AMENDMENT TO OR TERMINATION OF THE PLAN. . . . . . . .

XVIII.    MISCELLANEOUS . . . . . . . . . . . . . . . . . .

                   MORRISON RESTAURANTS INC.
                 EXECUTIVE LIFE INSURANCE PLAN


I.   PURPOSE

This Plan provides a select group of management or highly compensated employees of the Company and its affiliates with assistance in purchasing individual life insurance coverage.

II.  DEFINITIONS

For the purposes of the Plan, the following terms shall have the meanings indicated:

     A. "Annual Benefit" means the annual premium paid by the Company on behalf of each participant during a Plan Year.

     B. "Beneficiary" means the person or persons designated as such in accordance with Section XI.

     C.   "Board" means the Board of Directors of Morrison Restaurants Inc.

     D.   "Company" means Morrison Restaurants Inc.

     E. "Compensation" means a level of compensation paid or previously paid to an Employee, to a maximum of $1,000,000, as determined by the Board on an annualized basis for each participant for purposes of Section VIII.

     F. "Economic Benefit" means the annually calculated cost of the Employee's net insurance benefit, based on the lesser of the Insurer's non-convertible term rates and the Internal Revenue Service published "PS-58" rates.

     G. "Employee" means, except as provided in Section IV, an employee from among a select group of management or highly compensated employees of the Company or any of its affiliates who is selected by the Board, in its sole discretion, to be eligible to participate in the Plan.

     H. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     I. "Final Compensation" means the highest level of Compensation determined by the Board for an Employee during his or her participation in the Plan.

     J. "Insurer" means the insurance company chosen to issue a Policy on the life of the Employee.

     K. "Net Premium Outlay" means, with respect to a Split Dollar Policy and at any given time, the sum of the premiums paid by the Company on the Split Dollar Policy, less the amount of cumulative bonuses paid to the Employee not to exceed the aggregate Economic Benefit costs, as calculated by the Company, less the amount of any outstanding borrowing by the Company against the Split Dollar Policy.

     L.   "Plan" means the Morrison Restaurants Inc. Executive Life
          Insurance Plan.

     M. "Plan Administrator" means the organization or person designated by the Board to administer the Plan or, in the absence of any such designation, the Company.

     N.   "Plan Year" means from January 1 to December 31.

     O. "Policy" refers to a life insurance policy that will be issued by the Insurer on the life of an Employee participating in this Plan.

     P. "Retirement" means an Employee's termination of employment with the Company and its affiliates following:

          1. attainment of at least age fifty-five (55) and completion of at least ten (10) years of service with the Company and its affiliates; or

          2. permanent disability, which shall be determined by a licensed physician selected by the Company.

     Q. "Split Dollar Life Insurance Agreement" means the agreement entered into between the Company and an Employee.

     R. "Split Dollar Policy" means the Policy controlled by the applicable Split Dollar Life Insurance Agreement.

III. PARTICIPATION

     A.   Eligibility

     An Employee shall become eligible to be a participant in the Plan as of the date he or she is notified in writing by the Plan Administrator of his or her eligibility.

     B.   Insurability

     Notwithstanding Section III. A. above, an Employee shall not participate in the Plan unless and until he or she satisfies the requirements for obtaining a Policy.

     C.   Election Not to Participate

     An Employee may elect not to participate in the Plan at any time. Such election shall be in writing and shall become effective upon its receipt by the Plan Administrator. No compensation or benefits in place of participation in the Plan shall be paid to an Employee who elects not to participate.

     D.   Cessation of Participation

     An Employee shall cease to be a Plan participant as of the date the Company ceases to make further premium payments on the Split Dollar Policy owned by the Participant at such time as determined by the Plan Administrator in its sole discretion, except as otherwise may be provided by the terms of the applicable Split Dollar Life Insurance Agreement.

IV.  ASSIGNMENT

Subject to the Split Dollar Life Insurance Agreement and the collateral assignment in favor of the Company attached as Exhibit "A" thereto, an Employee may assign to one or more individuals or trustees all or any part of the Employee's right, title, claim, interest, benefit and all other incidents of ownership that the Employee may have in the Split Dollar Policy. Such assignee shall then have all rights and obligations that have been assigned. In the event that there has been such an assignment, the term "Employee" shall mean the Employee's assignee (or any subsequent assignee) as the context requires unless the assignee is the Company.

V.   DIVIDENDS OR CREDITED INTEREST

All dividends or credited interest paid on an Employee's Split Dollar Policy while such Employee is a participant in this Plan will be applied to purchase additional life insurance within the Split Dollar Policy on the life of the Employee.

VI.  OWNERSHIP

The Employee will be the owner of the Split Dollar Policy and will hold the right to exercise all ownership rights granted by the terms of the Split Dollar Policy, except to the extent such rights are specifically limited by the terms of the Plan or the applicable Split Dollar Life Insurance Agreement.

VII. COLLATERAL ASSIGNMENT OF SECURITY INTEREST

An Employee will be required to assign certain rights of the Employee in the Split Dollar Policy to the Company to secure the Company's rights under the Split Dollar Policy. This assignment will be made by the Employee's execution of a Split Dollar Life Insurance Agreement and the collateral assignment attached thereto as Exhibit "A" at the time the Employee becomes a participant in the Plan. The Company will not assign its security interest in the Split Dollar Policy to anyone other than the Employee.

VIII.ANNUAL BENEFIT

The Annual Benefit provided to an Employee participating in the Plan shall be an amount equal to a premium amount, together with the portion of the premium amount paid by the Employee, necessary to maintain in effect the Split Dollar Policy for that Plan Year at a level of life insurance coverage as follows:

     A.   During Employment

     If the Employee dies prior to termination of employment with the Company and any of its affiliates, the Employee's Beneficiary would be entitled to receive as a death benefit under the Split Dollar Policy an amount equal to the Employee's Final Compensation multiplied by four (4), rounded to the next highest $1,000, less the amount of the Employee's group term life insurance coverage then provided by the Company.

     B.   After Retirement

     At the time of an Employee's Retirement, the Split Dollar Policy's cash surrender value would be intended to be sufficient to provide a post-retirement death benefit equal to the Employee's Final Compensation multiplied by two (2), rounded to the next highest $1,000.

The Company does not guarantee the sufficiency of its premium payment assistance to maintain the level of insurance coverages described in this
Section VIII.

IX.  ENFORCEMENT OF COLLATERAL ASSIGNMENT

Upon an Employee's cessation of participation in the Plan, the Company shall withdraw or borrow from or against the Split Dollar Policy an amount equal to its Net Premium Outlay or, where applicable, the full cash surrender value of the Split Dollar Policy and, if applicable, the amount of any tax withholding obligations as described in Section X. Upon recovering such amounts, the Company will reassign its rights in the Split Dollar Policy to the Employee, and the Employee's rights with respect to the Split Dollar Policy will be unrestricted.

X.   TAX LIABILITY AND WITHHOLDING

The rights of an Employee in the Split Dollar Policy may cause the Employee to be treated as having gross income for federal, state or local income tax purposes. These circumstances may also impose upon the Company an obligation to deduct and collect federal, state or local withholding taxes. Unless the Employee otherwise provides the Company the amounts it is required to withhold, the Company may satisfy its withholding obligations by borrowing against the Split Dollar Policy in an amount equal to its withholding tax liability.

XI.  BENEFICIARY DESIGNATION

The Employee shall have the right, at any time, to designate any person or persons as the Beneficiary to whom payment under the Plan shall be made in the event of the Employee's death. The filing of a new Beneficiary designation form, when accepted by the Insurer, will cancel any Beneficiary designation previously filed.

If an Employee fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Employee or die prior to the complete distribution of the Employee's death benefits, the Employee's death benefits shall be paid to the Employee's then surviving spouse, or, if none, to the Employee's estate, unless directed otherwise by the court that has jurisdiction over the assets belonging to the Employee's probate estate.

XII. ERISA PLAN

This Plan is covered by Title I of ERISA as a welfare benefit plan. The Company is the "named fiduciary" of the Plan.

XIII.ADMINISTRATION OF THE PLAN

     A. Operation of the Plan Administrator The Company shall be the Plan Administrator, unless it appoints another Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Company shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Company. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Company shall appoint a successor.

     B.   Duties of the Plan Administrator

          1. The Plan Administrator shall perform any act which the Plan authorizes or requires of the Plan Administrator by action taken in compliance with the Plan and may designate in writing other persons to carry out its duties under the Plan. The Plan Administrator may employ persons to render advice with regard to any of the Plan Administrator's duties.

          2. The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a participating Employee or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees and Beneficiaries, subject to the provisions of the Plan and subject to applicable law.

          3. The Plan Administrator shall furnish Employees and Beneficiaries with all disclosures now or hereafter required by ERISA. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Internal Revenue Code, and shall be solely responsible for establishing and maintaining all records of the Plan.

          4. The statement of specific duties for a Plan Administrator in this Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or under applicable law.

          5. The Company shall indemnify and hold harmless each person constituting the Plan Administrator from and against any and all claims and expenses (including, without limitation, attorney's fees and related costs) arising in connection with the performance by the person of his or her duties in that capacity, other than any of the foregoing arising in connection with the willful neglect or willful misconduct of the person acting.

     C.   Action by the Company   Any action to be taken by the Company
shall be taken by resolution or written direction duly adopted by the Board or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the Board or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of the Company the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend or terminate the Plan or to determine the basis of any payment obligations of the Company.

XIV. CLAIM REVIEW PROCEDURE

     A. In the event that an Employee or Beneficiary is denied a claim for benefits under the Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

          1.   the specific reasons for the denial;

          2. specific references to the pertinent provisions of the Plan on which the denial is based;

          3. a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          4.   an explanation of the Plan's claim review procedure.

     B. After receiving written notice of the denial of a claim, a claimant or his or her representative may:

          1. request a full and fair review of such denial by written application to the Plan Administrator;

          2.   review pertinent documents; and

          3.   submit issues and comments in writing to the Plan
     Administrator.

     C. If the claimant wishes such a review of the decision denying his or her claim to benefits under the Plan, he or she must submit such written applications to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

     D. Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

     E. At least ten (10) days prior to the scheduled hearing, the claimant and his or her representative designated in writing by him or her, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his or her representative, if any, may request that the hearing be rescheduled, for his or her convenience, on another reasonable date or at another reasonable time or place.

     F. All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

     G. No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his or her representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.

XV.  LIMITATION OF ASSIGNMENT

     A. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Nothing herein shall be deemed to invalidate any collateral assignment executed by an Employee in favor of the Company pursuant to the terms of a Split Dollar Life Insurance Agreement.

     B. If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event an Employee or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Plan Administrator shall hold or apply the same for the benefit of such person, his or her spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

XVI. LIMITATION OF RIGHTS

     Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan by the Company shall not be construed to give any Employee a right to be continued in the employ of the Company or any of its affiliates or as interfering with the right of the Company or any of its affiliates to terminate the employment of any Employee at any time.

XVII.AMENDMENT TO OR TERMINATION OF THE PLAN

     The Company reserves the right at any time to modify or amend or terminate the Plan. No such modifications or amendments shall have the effect of retroactively changing or depriving Employees or Beneficiaries of benefits already accrued under the Plan.

XVIII.    MISCELLANEOUS

     A. All payments provided under the Plan shall be paid from the general assets of the Company and no separate fund shall be established to secure payment.

     B. The Company shall withhold from any benefits payable under the Plan all federal, state and local income taxes or other taxes required to be withheld pursuant to applicable law.

     C. By maintaining the Plan and providing the Annual Benefits described herein, the Company makes no agreement, expressed or implied, or other representation relating to the amount or nature of benefits payable under any Policy, the ability of any insurer to provide benefits under any Policy or the federal, state or local tax consequences resulting from execution of a Split Dollar Life Insurance Agreement.

     D. Participation in the Plan shall not be construed as providing any evidence of an agreement, express or implied, to retain an Employee in the employ of the Company or any of its affiliates.

     E. To the extent not preempted by applicable federal law, the Plan shall be governed by and construed in accordance with the laws of the State of Alabama.

     F. The captions of the sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     IN WITNESS WHEREOF, the Company has executed this Plan as of the  9th
day of   February  , 1994.

                   MORRISON RESTAURANTS INC.


                                By:    /s/ Samuel E. Beall, III

                             Title:  President and Chief Executive Officer

ATTEST:

/s/ Pfilip G. Hunt

Title:  Senior Vice President,
      General Counsel & Secretary